Exhibit 10.10

                               PURCHASE AGREEMENT

This Purchase Agreement is by and between NEW ALLIED DEVELOPMENT CORPORATION, a Colorado corporation, located at 201 East Round Grove Rd. #1028, Lewisville, Texas, and WESTERN CONTINENTAL, INC. an Idaho corporation, located at P.O. Box 14006 Spokane, Washington 99214.

As per our conversation on December 20, 2001, it is hereby agreed by both parties, that New Allied Development Corporation will sell to Western Continental, Inc. the mining claims listed in the attachment hereto, located in Black Hawk, Colorado, for a value of Eighty-Five Thousand Dollars.

New Allied Development Corporation will deliver to Western Continental, Inc. A Quick Claim Deed for the attached properties, and Western Continental, Inc. will deliver Eighty-Five Thousand Shares of restricted common stock of Success Financial Services Group, Inc. "SFSG" (a publicly traded company traded on the pink sheets), and will be responsible to pay any and all property taxes on these properties to the Gilpin County Tax Assessor. Western Continental, Inc. will also deliver the stock of Success Financial Services Group, Inc. to the designee(s) authorized by New Allied Development Corporation.


Dated this 20th day of December, 2001





NEW ALLIED DEVELOPMENT CORPORATION




/s/ Erica J. Hull, President
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Erica J. Hull, President



AGREED;

WESTERN CONTINENTAL, INC.


/s/ William Campbell  12/21/01
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William Campbell, President